Exhibit 99.1

IPASS REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

•	Q2'17 revenue of $13.5 million; Q2'17 GAAP net loss of $5.3 million

•	Usage from Unlimited and Strategic Partnerships increased to 61% of total hours consumed as hours grew 10% over Q1’17

REDWOOD SHORES, Calif. - August 2, 2017 - iPass Inc. (NASDAQ GS: IPAS), a leading provider of global mobile connectivity, reported total revenue of $13.5 million, GAAP net loss of $5.3 million, and Adjusted EBITDA loss of $4.4 million for the quarter ended June 30, 2017.

"Two years ago we started the transformation of iPass from a reseller of Wi-Fi to a software and technology company. While continuing to achieve progress toward our strategy and goals in the longer term, our performance in the second quarter was disappointing, reflecting delays in execution and timing driven by three significant factors that impacted revenue,” said Gary Griffiths, president and CEO.
"First, we learned that when it comes to the iPass SmartConnect software development kit (SDK), one size doesn’t fit all. As we noted last quarter, we were managing integration and deployment of the SDK with more than a dozen partners in as many countries around the world. We simply did not have sufficient technical support and engineering resources in-country to address disparate requirements that emerged during these rollouts. As a result, while some deployments proceeded as planned, others were delayed, necessitating pushes in revenue."
"Second, our larger strategic partners, many of whom depended on our SDK being fully implemented, have required longer than anticipated evaluation and deployment cycles, delaying revenue."
"And third, the usage and resultant revenue our legacy pay-per-use customers declined more rapidly than anticipated, driven by unlimited cellular data plans, the “WannaCry” virus, and other external factors. While usage from our new Unlimited and Strategic Partners rose sharply in the same period, decline in usage-based accounts resulted on lower overall revenue."

Quarterly Metrics

•
Unlimited and Strategic Partner revenue combined was $4.5 million for Q2’17, compared to $4.8 million in Q1’17 and $4.0 million for Q2’16. For the six months ended June 30, this revenue was $9.3 million for 2017 and $6.7 million for 2016. Average monthly hours consumed for Unlimited and Strategic Partner customers was 521,000 for Q2’17, compared to 407,000 for Q1’17 and 231,000 for Q2’16. As a percentage of total hours consumed, Unlimited and Strategic Partner customers accounted for 61% of Q2’17, 53% of Q1’17, and 34% of Q2’16 total hours consumed.

•	Backlog Conversion, which tracks the recognition of revenue from ACV closed in the prior year, was $0.6 million incremental in Q2’17, compared to an expected $1.7 million increment for the quarter.

•
Annual Contract Value (ACV), defined as the annualized sales value under committed contract for newly acquired or significant upsell customers signed, in Q2'17 totaled ($1.0) million net. This reflects $0.9 million of new ACV in Q2’17, offset by a ($0.5) million reversal for partners that failed to pay outstanding invoices resulting in termination of their contracts and a ($1.4) million write-down to annual realizable-value based on delays in partner ramps. ACV was $0.8 million for Q1’17 and $2.3 million for Q2’16.

•
Install Base, defined as existing enterprise and strategic partner customers, continued to underperform expectations. While hours consumed in total increased 10% over Q1’17 to 848,000 average hours per month, reflecting usage growth from Unlimited and Strategic Partner customers; users, usage, and revenue from pay-per-use customers continued to decline.

•
Customer Churn, defined as the annualized impact on revenue based on the prior quarter run-rate of any customer that terminates or has write-down of committed contract value, was $2.1 million in Q2'17, compared to $1.2 million for Q1’17 and $2.9 million for Q2'16.

Financial Outlook
"While there was no single issue that impacted our financial shortfall, the slowdown in the uptake of our new technology, combined with erosion of the pay-per-use business, has delayed our turnaround; as a result, we are revising annual guidance." continued Mr. Griffiths.
“That said, and while not publicly apparent, we've made material progress with iPass SmartConnect with a number of key partners that will be evident in the coming months.  Specifically, we are solving problems for mobile carriers. The strain put on these carriers by unlimited cellular data plans in a fixed-capacity spectrum has made the need for intelligent connection management more critical than ever. Further, when coupled with our new Veri-Fi big data product, we can help our partners more efficiently use and deploy available bandwidth, both Wi-Fi and cellular. Although the changes required in the connection management architecture of MNOs and MVNOs has been justifiably measured and gradual, make no mistake that it is coming.”

Financial Guidance
As of May 3, 2017, management had expected total revenue to range between $69.0 million and $73.0 million and Adjusted EBITDA Loss to range between $4.5 million and $2.0 million. Management is updating guidance for full year 2017 as follows:

Total Revenue	Approx. $54 million
Adjusted EBITDA Loss (1)	Approx. ($11) million

(1)	A reconciliation of Adjusted EBITDA loss to GAAP net loss is provided in the attached schedules. The accompanying guidance for Adjusted EBITDA loss excludes foreign exchange gain or loss estimates.

Selected Financial Results

	Three Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016
(unaudited; in millions)
Revenue Mobile Connectivity Services	$13.5	$14.3	$16.5
Enterprise	10.8	11.3	12.9
Unlimited Customers	2.2	2.2	1.0
Other Pricing Plan Customers	8.6	9.1	11.9
Strategic Partnerships	2.3	2.6	3.0
Legacy iPC	0.4	0.4	0.6

Network Access Costs	9.6	9.6	8.5
Gross Margin (1)	17.5%	21.2%	37.9%

Network Operations Expense	1.5	1.7	1.8
R&D, S&M, and G&A Expense	7.3	7.2	7.4
Restructuring Expense	—	—	—
Total Operating Expenses	8.8	8.9	9.2

Other Expense	(0.4)	(0.1)	(0.2)
GAAP Total Net Loss	(5.3)	(4.3)	(1.4)

Adjusted EBITDA Loss (2)	(4.4)	(3.4)	(0.3)

	As of
	June 30, 2017	March 31, 2017	June 30, 2016
Shares of Common Stock Outstanding at Period End	66.7	66.4	65.4
Cash and Cash Equivalents	$10.4	$13.5	$16.1
Deferred Revenue (Short-term plus Long-term)	$2.9	$3.2	$2.3

(1)	Gross Margin is defined as Total Revenue less Network Access Costs less Network Operations Expense divided by Total Revenue.

(2)	See “Information Regarding Non-GAAP Financial and Operational Measures” for a definition of iPass Adjusted EBITDA.

Key Operating Metrics
iPass tracks key metrics to evaluate operating performance. Wi-Fi Network Users (Enterprise and Strategic Partnerships) is the number of iPass platform users each month in a given quarter that used Wi-Fi network services from iPass. Active Platform Users is the number of users who were billed platform fees and who have used or deployed the platform during the period. This metric excludes UNLIMITED subscribers unless they have actively accessed network during the period. ACV represents the annualized sales value committed under contract for newly acquired customers or significant upsell, in total across Enterprise and Strategic Partnerships. This metric is reported net, meaning any reversals of prior period reported ACV due to collections issues, early account terminations, or significant delays in launches are subtracted from current period newly closed ACV. Network hours consumed represents the average monthly number of hours used by our customers during the period, reported by customer segment; Unlimited and Strategic Partnerships versus all other pricing plan customers.

	For the Quarter Ended
(in thousands)	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016

Wi-Fi Network Users:
Enterprise	74	76	81	77	83
Strategic Partnerships	65	48	47	56	42
Total Wi-Fi Network Users	139	124	128	133	125

Total Active Platform Users	786	752	732	738	794

Network Hours Consumed
Unlimited and Strategic Partnerships	521	407	402	371	231
Other Pricing Plans	327	363	393	383	447
Total Network Hours Consumed	848	770	795	754	678

Annual Contract Value	$(991)	$780	$4,771	$3,667	$2,287

Conference Call
iPass will host a live conference call today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-800-210-9006 or direct at 1-719-457-2080 with a participant confirmation code of 1657315. The conference call will also be available live via webcast on the company’s web site at http://investor.ipass.com. The webcast replay will be available until iPass reports its third quarter 2017 results.

The telephone replay dial-in numbers are 1-866-375-1919 and 1-719-457-0820 and will be available until August 11, 2017, 5:00 p.m. Pacific time. The confirmation code for the replay is 1657315.

Forward-Looking Statements
The statements in this press release: that although the changes required in the connection management architecture of MNOs and MVNOs has been justifiably measured and gradual, make no mistake that it is coming, statements under the caption "Financial Outlook" and "Financial Guidance" are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including the following: the risk that consumers and customers will not perceive the benefits of the iPass UNLIMITED, iPass EVERYWHERE and iPass INVISIBLE initiatives to be as iPass expects; the risk that iPass will not be able to achieve the cost savings that iPass currently expects; the risk that the “End of Life” of iPass’ legacy Mobile Office product may negatively impact customer retention and mobility revenues more than iPass expects; the risk that the iPass solution will not continue to achieve the market acceptance iPass expects; the risk of material reductions in iPass customers’ existing minimum commitments more than iPass currently expects; the risk that iPass does not accurately predict usage for its Enterprise flat rate price plans which could result in iPass expenses exceeding revenues for these plans; the risk that iPass customers do not widely deploy iPass Open Mobile on smartphones, tablets and other mobile handheld devices at the rate iPass expects; the risk that demand for Mobility Services does not grow as iPass expects; the risk that strong competition in the market for Mobility Services could reduce demand for iPass’ services; the risk that a meaningful portion of iPass business is international, which subjects iPass to additional risks such as currency fluctuations; and the risk that iPass may require additional capital to support the business growth, and such capital may not be available. Detailed information about these and other risk factors that could potentially affect iPass’ business, financial condition and results of operations are included in iPass’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2017, and available at its Web site at www.sec.gov and the company’s website at http://investor.ipass.com. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be an inaccurate prediction of the actual results.

In addition, investors and others should note that iPass announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. iPass also uses social media to communicate with its customers and the public about iPass, its products and services and other matters relating to its business and market. It is possible that the information iPass posts on social media could be deemed to be material information. Therefore, iPass encourages investors, the media, and others interested in iPass to review the information it posts on U.S. social media channels including the iPass Twitter Feed, the iPass LinkedIn Feed, the iPass Google+ Feed, the iPass Facebook Page, the iPass Blog, and the iPass Instagram account. These social media channels may be updated from time to time.

Information Regarding Non-GAAP Financial and Operational Measures
This press release also contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). iPass considers Adjusted EBITDA as a supplemental measure of the company’s performance that is not required by, nor presented in accordance with GAAP.

The company defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation, stock-based compensation, nonrecurring legal costs, and restructuring charges. The company believes Adjusted EBITDA provides a meaningful comparison between its core operating results, on a consistent basis, over different periods of time. Accordingly, management uses this financial measure for evaluating and making operating decisions and for purposes of comparison with its strategic plan, operating budgets and allocation of resources.

Furthermore, iPass believes the use of Adjusted EBITDA is useful to investors:

1.
To provide an additional analytical tool for understanding the company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2.	To provide consistency and enhance investors’ ability to compare the company’s performance across financial reporting periods; and

3.	To facilitate comparisons to the operating results of other companies in the company’s industry, which may use similar financial measures to supplement their GAAP results.

Adjusted EBITDA should not be considered in isolation, or construed as an alternative to net income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than iPass does, which would limit its usefulness in comparing iPass’ financial results with those of such other companies.

The company defines a key operating metric, ACV, as the annualized sales value committed under contract for newly acquired customers or significant upsell, in total across the Enterprise and Strategic Partnership go-to-market strategies, in the period. Because ACV is not an alternative measure for GAAP revenue, but only an operational metric to provide insight on the health and progress of the sales pipeline and revised go-to-market strategy, the signing of committed contract value should not be assumed to have met the entire revenue recognition criteria. For example, while persuasive evidence of an arrangement always exist before reporting ACV, service may not yet have been provided to the customer or collections may not yet be determined to be reasonably assured. The company makes reasonable efforts to substantiate the viability of all reported ACV, but future events could change that conclusion. As an example, when a previously reported ACV customer fails to perform under the committed contract, such remaining calculated ACV will be reversed in the current period reported ACV.

About iPass Inc.
iPass (NASDAQ: IPAS) is a leading provider of global mobile connectivity, offering simple, secure, always-on Wi-Fi access on any mobile device. Built on a software-as-a-service (SaaS) platform, the iPass cloud-based service keeps its customers connected by providing unlimited Wi-Fi connectivity on unlimited devices. iPass is the world’s largest Wi-Fi network, with more than 60 million hotspots in more than 120 countries, at airports, hotels, train stations, convention centers, outdoor venues, inflight, and more. Using patented technology, the iPass SmartConnectTM platform takes the guesswork out of Wi-Fi, automatically connecting customers to the best hotspot for their needs. Customers simply download the iPass app to experience unlimited, everywhere, and invisible Wi-Fi.
iPass® is a registered trademark of iPass Inc. Wi-Fi® is a registered trademark of the Wi-Fi Alliance. All other trademarks are owned by their respective owners.
IR Contact: Kirsten Chapman / Becky Herrick, LHA Investor Relations, 415-433-3777, ipass@lhai.com

iPASS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands)

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$10,368	$16,072
Accounts receivable, net	9,444	12,361
Prepaid expenses	1,693	1,344
Other current assets	134	225
Total current assets	21,639	30,002
Property and equipment, net	1,904	2,485
Other assets	712	688
Total assets	$24,255	$33,175

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,909	$7,069
Accrued liabilities	3,457	3,874
Deferred revenue, short-term	2,738	2,412
Total current liabilities	13,104	13,355
Deferred revenue, long-term	121	67
Other long-term liabilities	1,028	1,123
Total liabilities	14,253	14,545
Stockholders’ equity:
Common stock	68	68
Additional paid-in capital	224,733	223,777
Accumulated deficit	(214,799)	(205,215)
Total stockholders’ equity	10,002	18,630
Total liabilities and stockholders’ equity	$24,255	$33,175

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(Unaudited; in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue	$13,474	$16,497	$27,760	$31,228
Cost of revenue and operating expenses:
Network access costs	9,598	8,466	19,157	15,908
Network operations	1,514	1,780	3,206	3,878
Research and development	2,137	1,762	4,111	3,902
Sales and marketing	2,615	2,895	5,069	5,732
General and administrative	2,546	2,765	5,318	5,755
Restructuring charges and related adjustments	—	30	—	788
Total cost of revenue and operating expenses	18,410	17,698	36,861	35,963
Operating loss	(4,936)	(1,201)	(9,101)	(4,735)
Interest income, net	14	6	28	11
Foreign exchange loss, net	(129)	(120)	(179)	(230)
Loss before income taxes	(5,051)	(1,315)	(9,252)	(4,954)
Provision for income taxes	217	62	332	153
Net loss	(5,268)	(1,377)	$(9,584)	$(5,107)
Comprehensive loss	$(5,268)	$(1,377)	$(9,584)	$(5,107)

Net loss per share - basic and diluted
Net loss per share	$(0.08)	$(0.02)	$(0.15)	$(0.08)

Weighted average shares outstanding - basic and diluted	65,667,559	63,452,673	65,616,234	63,430,412

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Six months ended June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(9,584)	$(5,107)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	693	492
Depreciation and amortization	796	1,371
Provision for doubtful accounts	110	36
Changes in operating assets and liabilities:
Accounts receivable	2,807	(1,736)
Prepaid expenses and other current assets	(258)	1,264
Other assets	(24)	(18)
Accounts payable	62	531
Accrued liabilities	(417)	(774)
Deferred revenue	380	(252)
Other liabilities	(95)	45
Net cash used in operating activities	(5,530)	(4,148)
Cash flows from investing activities:
Purchases of property and equipment	(437)	(131)
Net cash used in investing activities	(437)	(131)
Cash flows from financing activities:
Net proceeds from issuance of common stock	263	1,035
Principal payments for vendor financed property and equipment	—	(567)
Stock repurchase	—	(345)
Net cash provided by financing activities	263	123
Net decrease in cash and cash equivalents	(5,704)	(4,156)
Cash and cash equivalents at beginning of period	16,072	20,294
Cash and cash equivalents at end of period	$10,368	$16,138
Supplemental disclosures of cash flow information:
Net cash paid for taxes	$116	$108
Accrued amounts for acquisition of property and equipment	$151	$11

iPASS INC.
RECONCILIATION OF NON-GAAP TO GAAP METRICS
(Unaudited, in thousands)

	Three Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016
GAAP Net loss	$(5,268)	$(4,315)	$(1,377)
Interest income	(14)	(14)	(6)
Income tax expense	217	115	62
Depreciation of property and equipment	342	454	665
Stock-based compensation expense	343	350	304
Restructuring charges and related adjustments	—	—	30
Nonrecurring legal costs	20	—	—
Adjusted EBITDA loss	$(4,360)	$(3,410)	$(322)

Reconciliation of 2017 Guidance Adjusted EBITDA Loss to Total GAAP Net Loss

Full Year 2017	(Unaudited; in millions)
GAAP Net Loss	$(14.4)
(a) Income tax expense		$0.6
(b) Depreciation of property and equipment		1.4
(c) Stock-based compensation expense		1.4
Adjusted EBITDA Loss (1)	$(11.0)

(1)	The guidance for Adjusted EBITDA loss excluded foreign exchange gain or loss estimates.